Exhibit 10.9

No. 07-0004261,
07-0024261,
07-0034261,
07-0044261

THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE

        THIS THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE dated as of the 29th day of December, 2006 (the "Guaranty") is made by THE ENSIGN GROUP, INC., a Delaware corporation ("Guarantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GECC" and as agent for Lenders, "Agent"), as Agent.

RECITALS

        A.    Financial Accommodations.    SKY HOLDINGS AZ LLC, TERRACE HOLDINGS AZ LLC, ENSIGN HIGHLAND LLC, VALLEY HEALTH HOLDINGS LLC, PLAZA HEALTH HOLDINGS LLC, RILLITO HOLDINGS LLC, MOUNTAINVIEW COMMUNITYCARE LLC, MEADOWBROOK HEALTH ASSOCIATES LLC, CEDAR AVENUE HOLDINGS LLC and GRANADA INVESTMENTS LLC, each a Nevada limited liability company, (each a "Borrower" and collectively the "Borrowers") are concurrently herewith entering into that certain Third Amended and Restated Loan Agreement (as it may be amended from time to time, the "Loan Agreement") of even date herewith among Borrowers, Agent, GECC and the other financial institutions who are or hereafter become parties to the Loan Agreement as a Lender (together with GECC, collectively or individually, as the context may require, ("Lender"), pursuant to which Lender shall extend financial accommodations to Borrowers. The Loan (as defined in the Loan Agreement) is an amendment and restatement of an existing loan facility made by GECC to certain of the Borrowers (the "Existing Loan"). In connection with the Existing Loan, Guarantor executed that certain Second Amended and Restated Guaranty of Payment and Performance dated as of June 30, 2006 in favor of Agent (the "Existing Guaranty"). This Guaranty restates and supersedes the Existing Guaranty in its entirety.

        B.    Inducement.    To induce Lender and Agent to enter into the Loan Agreement and to induce Lender to extend to Borrowers the financial accommodations set forth in the Loan Agreement, Guarantor has agreed to enter into this Guaranty, Guarantor acknowledging that without this Guaranty, Lender would be unwilling to make the Loan (as defined in this Loan Agreement).

AGREEMENTS

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

        1.    DEFINED TERMS.    All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

        2.    THE GUARANTY

          2.1.    Guaranty of Obligations.    Guarantor unconditionally and absolutely guarantees to Lender and Agent the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of the indebtedness, liabilities and obligations of every kind and nature of Borrowers to Lender and Agent arising under or in any way relating to the Loan Agreement or any of the other Loan Documents, howsoever created, incurred or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, and howsoever owned, held or acquired by Lender and/or Agent including but not limited to repayment of the Loan, the Make Whole Breakage

  Amount and the Prepayment Premium (collectively, the "Obligations"). Without limitation to the foregoing, the Obligations shall include (a) all attorneys' and paralegals' fees, including the cost of in-house attorneys and paralegals, costs and expenses and all court costs and costs of appeal incurred by Lender or Agent in collecting any amount due Lender or Agent under this Guaranty or in prosecuting any action against any Borrower, Guarantor or any other guarantor with respect to all or any part of the Obligations (collectively, the "Enforcement Costs"), and (b) all interest, fees, costs and expenses due Lender and/or Agent after the filing of a bankruptcy petition by or against any Borrower regardless of whether such amounts can be collected during the pendency of the bankruptcy proceedings.

          2.2.    Continuing Guaranty; Guaranty of Payment.    This Guaranty is a continuing guaranty of the Obligations, and Guarantor agrees that the obligations of Guarantor to Lender and Agent hereunder shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Agent, any Borrower or any other Person. Guarantor shall be regarded, and shall be in the same position, as the principal debtors with respect to the Obligations. Guarantor agrees that any notice or directive given at any time to Agent or Lender which is inconsistent with the first sentence of this Section 2.2 shall be null and void and may be ignored by Agent and Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lender have specifically agreed otherwise in writing.

          2.3.    Liability of Guarantor Not Affected.    This Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstances or condition, including, without limitation:

            (a)   the attempt or the absence of any attempt by Lender or Agent to obtain payment or performance by any Borrower or any other guarantor (this being a guaranty of payment and performance and not of collection);

            (b)   Lender's or Agent's delay in enforcing or absence of action to enforce Guarantor's obligations hereunder or of any other party under the Loan Documents, or any prior partial exercise by Lender or Agent of any right or remedy hereunder or under any of the other Loan Documents;

            (c)   the fact that Borrowers are not liable for the payment or performance of the Obligations, or any portion thereof, for any reason whatsoever, Guarantor being liable for the Obligations notwithstanding that Borrowers may not be;

            (d)   any renewal, extension, substitution, modification, settlement, compromise, replacement of or indulgence with respect to, the Obligations, all of which Agent is hereby authorized to make;

            (e)   any sale, exchange, release, surrender or other disposition of, or realization upon, any collateral securing the Obligations, or any amendment, waiver, settlement or compromise of any guaranties of the Obligations, or any other obligation of any Person with respect to the Loan Documents;

            (f)    the acceptance by Lender or Agent of any additional security for the Obligations;

            (g)   the lack of genuineness, validity, regularity or enforceability of or Lender's or Agent's amendment, waiver or consent with respect to, any provision of any instrument evidencing, securing or otherwise relating to the Obligations, or any part thereof, including without limitation, the other Loan Documents;

            (h)   the existence, value or condition of, or the failure by Lender or Agent to take any steps to perfect, maintain, or enforce, Lender's or Agent's security interests or remedies under the Loan Documents, or to preserve Lender's or Agent's rights to or protect any security or collateral, for the Obligations;

            (i)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar event or proceedings with respect to any Borrower or any other Person, as applicable, or any of their respective properties (each, an "Insolvency Proceeding"), or any action taken by Lender, Agent, any trustee or receiver or by any court in any such proceeding;

            (i)    the failure by Lender or Agent to file or enforce a claim against the estate (either in an Insolvency Proceeding or other proceeding) of any Borrower or any other Person;

            (k)   in any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code"): (i) any election by Lender or Agent under Section 1111 (b) (2) of the Bankruptcy Code, (ii) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code, (iii) the inability of Lender or Agent to enforce the Obligations against any Borrower by application of the automatic stay provisions of Section 362 of the Bankruptcy Code, or (iv) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's or Agent's claim(s) against any Borrower for repayment of the Obligations;

            (j)    the failure of Guarantor to receive notice of any intended disposition of the collateral for the Obligations;

            (m)  any merger or consolidation of any Borrower into or with any other entity, or any sale, lease or transfer of any of the assets of any Borrower to any other Person;

            (n)   any change in the ownership of any Borrower, or any change in the relationship between any Borrower and Guarantor or any termination of any such relationship;

            (o)   the death, incapacity, insanity, disability, dissolution or other change in status of any Borrower,

            (p)   the making of additional loans to Borrowers, the increase or reduction of the maximum principal amount of the Obligations, the increase or reduction in the interest rate provided in the Notes, or any other modification, amendment, release or waiver of the terms of the Loan Documents;

            (q)   the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor; and

            (r)   any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower, or any other guarantor.

          Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters, whether or not Guarantor had notice or knowledge of same, It is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          2.4.    Rights of Agent.    Agent is hereby authorized, without notice to or demand of Guarantor and without affecting the liability of Guarantor hereunder, to take any of the following actions from time to time:

            (a)   increase or decrease the amount of, or renew, extend, accelerate or otherwise change the time, place or terms for payment of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement evidencing, securing or otherwise relating to any of the Obligations, including, without limitation, the making of additional advances thereunder;

            (b)   accept and apply any payments on or recoveries against the Obligations from any source, and any proceeds of any security therefor, to the Obligations in such manner, order and priority as Agent may elect in Agent's sole discretion;

            (c)   take, hold, sell, exchange, dispose of, release or otherwise dispose of all or any property pledged, mortgaged or conveyed, or in which Agent or Lender has been granted a lien, as security for the Obligations or the payment of this Guaranty;

            (d)   settle, release, compromise, collect or otherwise liquidate the Obligations or any portion thereof;

            (e)   accept, hold, substitute, add or release any other guaranty or endorsements of the Obligations;

            (f)    take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to Agent or Lender at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

            (g)   amend or modify, in any manner whatsoever, the Loan Documents;

            (h)   extend or waive the time for any Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (i)    release anyone who may be liable in any manner for the payment of any amounts owed by any Borrower or Loan Party to Agent or Lender;

            (l)    modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, Borrower or Loan Party are subordinated to the claims of Agent and Lender; and

            (k)   at any time after maturity of the Obligations, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Lender or Agent to Guarantor, and (ii) any moneys, credits, or other property belonging to Guarantor at any time held by or coming into the possession of Lender, Agent or any affiliates thereof, whether for deposit or otherwise;

  and Agent and Lender shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Obligations of Guarantor under this Guaranty.

          2.5.    Subordination.    All indebtedness now or hereafter owing by any Borrower to Guarantor for borrowed money or otherwise is hereby subordinated to the payment of the Obligations, and, subsequent to any monetary default or any Event of Default hereunder or under any of the other Loan Documents, Guarantor shall not accept payment of all or any portion of such subordinated indebtedness until satisfaction in full of the Obligations. All security interests, liens and encumbrances which Guarantor now or hereafter may have upon any of the assets of Borrowers, or any one of them, are hereby subordinated to all security interests, liens and encumbrances heretofore, now or hereafter granted to Agent, for the benefit of Lender and Agent, pursuant to any of the Loan Documents.

        3.    GUARANTOR'S ADDITIONAL WAIVERS

          3.1.    Statutes of Limitation.    Guarantor irrevocably waives all statutes of limitation as a defense to any action or proceeding brought against Guarantor, any Borrower or any Loan Party by Lender or Agent, to the fullest extent permitted by law.

          3.2.    Election of Remedies.    If Agent may, under applicable law, proceeds to realize benefits under any of the Loan Documents giving Agent and/or Lender a lien upon any collateral owned by any Borrower or other Loan Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of Agent's or Lender's rights and remedies under this Guaranty. If, in the exercise of any of Agent's or Lender's rights and remedies against any Borrower or any other Person liable with respect to the Obligations, Agent or Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Agent and/or Lender, as applicable, and waives any claim or defense based upon such action, even if such action by Agent or Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent or Lender. In the event Agent or Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral, notwithstanding any present or future law or court decision or ruling that may have the effect of reducing the amount of any deficiency claim to which Agent and Lender might otherwise be entitled but for such bidding at any such sale. Any election of remedies which results in the denial or impairment of the right of Agent or Lender to seek a deficiency judgment against any Borrower shall not impair Guarantor's obligation to pay the full amount of the Obligations, and Guarantor hereby irrevocably waives any defense based upon an election of remedies made by Lender or Agent or any other election afforded to Lender or Agent pursuant to applicable law, including, without limitation, (a) any election to proceed by judicial or nonjudicial foreclosure or by Uniform Commercial Code sale or by deed or assignment in lieu thereof, or any election of remedies which destroys or otherwise impairs the subrogation rights of the Guarantor or the rights of the Guarantor to proceed against any Borrower or any other Person for reimbursement, or both, (b) the waiver by Lender or Agent, either by action or inaction of Lender or Agent or by operation of law, of a deficiency judgment against any Borrower, and (c) any election pursuant to an Insolvency Proceeding.

          3.3.    Rights of Subrogation and Other Rights.    Guarantor hereby:

            (a)   expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) (i) any and all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from any Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations for any disbursements made by any Guarantor under or in connection with this Guaranty, (ii) all claims of any kind or type against any Borrower as a result of any payment made by Guarantor to Lender or Agent, and (iii) any right to participate in any security now or hereafter held by Lender or Agent. In furtherance, and not in limitation, of the foregoing, Guarantor agrees that any payment to Lender or Agent pursuant to this Guaranty shall be deemed a contribution to the capital of Borrowers or other obligated party and shall not constitute Guarantor a creditor of Borrowers or such other party.

            (b)   further acknowledges and agrees that (i) this waiver is intended to benefit Agent and Lender and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability of this Guaranty (ii) Agent, Lender and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 3.3 and their rights under this Section 3.3 shall survive payment in full of the Obligations, and (iii) to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against any Borrower or against any collateral or security for any of the Obligations shall be junior and subordinate to any rights Lender or Agent may have against Borrowers and to all right, title and interest Lender or Agent may have in such collateral or security.

          3.4.    Demands and Notices.    Guarantor irrevocably waives all presentments, demands for performance, protests, notices of protest, notices of dishonor, notice of acceleration to Borrowers, any other Person or any other party with respect to the Loan or the Retained Liabilities, notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations, notices of defaults by Borrowers or any other Person liable for the Obligations and demands and notices of every kind that may be required to be given by any statute or rule or law.

          3.5.    Borrower Information.    Guarantor irrevocably waives (a) any duty of Lender or Agent to advise Guarantor of any facts that may now or hereafter be known to Lender or Agent regarding Borrowers regardless of whether Agent or Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor, Guarantor acknowledging that Guarantor is fully responsible for being and keeping informed of the financial conditions and affairs of Borrowers, and (b) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrowers, or any of them.

          3.6.    Limitation of Liability.    Guarantor irrevocably waives any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Borrower, their property, or their estate in bankruptcy, resulting from the operation of any provision of the state or federal bankruptcy laws, or from the decision of any court.

          3.7.    Lack of Diligence.    Guarantor irrevocably waives any and all claims or defenses based upon lack of diligence in: (a) collection of any Obligations; (b) protection of any collateral or other security for the Indebtedness or Obligations; or (c) realization upon any collateral or under any of the other Loan Documents.

          3.8.    Other Defenses.    Guarantor irrevocably waives any other defenses, setoffs or counterclaims which may be available to any Borrower and any and all other defenses now or at any time hereafter available to Guarantor (including without limitation those given to sureties) at law or in equity, including but not limited to any defenses based upon:

            (a)   the incapacity, lack of authority, death or disability of any Borrower, any other Person;

            (b)   the failure of Agent or Lender to commence an action against any Borrower or any other Person or to proceed against or exhaust any security held by Agent at any time or to pursue any other remedy whatsoever at any time;

            (c)   the consideration for this Guaranty;

            (d)   any acts or omissions of Agent or Lender which vary, increase or decrease the risk of Guarantor;

            (e)   the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrowers to Agent or intended or understood by Agent or Guarantor;

            (f)    any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

            (g)   Agent's or Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 111(b)(2) of the Bankruptcy Code or any successor statute; and

            (h)   any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code.

          It is agreed among Guarantor, Agent and Lender that the waivers set forth in this Guaranty (both in this Section and elsewhere) are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lender would decline to enter into the Loan Agreement.

          3.9.    California Provisions.    Guarantor hereby waives, to the maximum extent permitted by California Civil Code Section 2856 and/or other applicable law, all suretyship rights and defenses which might otherwise be available to Guarantor under or pursuant to California Civil Code Sections 2787 through 2855 inclusive.

            (a)   Guarantor hereby waives all rights and defenses that Guarantor may have because the Borrowers' debt is secured by real property. This means, among other things:

              (i)    Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrowers;

              (ii)   If Agent forecloses on any real property collateral pledged by the Borrowers:

                (A)  The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                (B)  Agent may collect from Guarantor even if Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrowers.

            This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Borrowers' debt is secured by real property, These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

            (b)   Guarantor hereby waives all rights and defenses arising out of an election of remedies by Agent or Lender, even though that election of remedies, such as non judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

            Without limiting the generality of the foregoing, Guarantor hereby expressly: (a) waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any similar statutes of other states; (b) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and certain other rights and defenses available to Guarantor under California law; and (c) waives all rights of subrogation, reimbursement, indemnification and contribution and all other rights and defenses that are or may become available by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          3.10.    Arizona Provisions.    Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives, to the extent permitted by law, (i) the benefits of any statutory or other provision limiting the liability of a surety, including without limitation, any and all rights and defenses which might otherwise be available to Guarantor under Arizona Revised Statutes Section 12-1641 et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure; and (b) the benefits of any statutory provision limiting the right of Lenders or Agent to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee's sale of any security for the indebtedness, including without limitation the benefits to Guarantor of Arizona Revised Statutes Sections 33-814 and 12-1566.

        4.    REPRESENTATIONS, WARRANTIES AND COVENANTS.    Guarantor represents, warrants and covenants to Lender and Agent as follows:

          4.1.    Organization.    Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. Guarantor indirectly owns one hundred percent (100%) of the membership interests in each Borrower clear of all liens, claims and encumbrances. Guarantor has full right, power and authority to execute the Loan Documents to which it is a party on its own behalf.

          4.2.    Governing Documents.    A true, complete and correct copy of the articles of incorporation and by-laws creating and governing Guarantor and any amendments thereto and all other documents creating and governing Guarantor (collectively, the "Guarantor Documents") have been furnished to Agent. The Guarantor Documents constitute the entire agreement among the shareholders of Guarantor and are binding upon and enforceable against each of the shareholders in accordance with their terms. There are no other agreements, oral or written, among any of the shareholders with respect to Guarantor or any Borrower. No breach exists under any of the Guarantor Documents and no condition exists which, with the giving of notice or the passage of time would constitute a breach under any of the Guarantor Documents.

          4.3.    Existence.    Guarantor shall preserve and keep in full force and effect its existence, entity status, franchises, rights and privileges under the laws of its state of formation. Guarantor shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Guarantor shall not amend or terminate or permit the amendment or termination of the Guarantor Documents or any Borrower's membership agreement without the prior written consent of Agent. Guarantor shall not change its name, identity, or organizational structure, the location of its chief executive office or Guarantor place of business or its state of organization unless Agent has been notified in writing in advance. Guarantor shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and/or partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other Person.

          4.4.    Financial Statements.    All financial statements and other financial information furnished or to be furnished to Lender or Agent (a) are or will be true and correct in all material respects and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities), and (b) were or will be prepared in accordance with generally accepted accounting principles, consistently applied. There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished Lender or Agent.

          4.5.    No Defaults.    There is no existing event of default, and no event has occurred which with the passage of time and/or the giving of notice will constitute an event of default, under any agreement to which Guarantor is a party, which event of default could reasonably be expected to have a material adverse effect on Guarantor's ability to perform the Obligations under this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or constitute a default under, any agreement to which Guarantor is a party or by which Guarantor or its property is bound.

          4.6.    No Litigation.    There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which, if decided adversely, could reasonably be expected to adversely affect performance by Guarantor of Guarantor's obligations pursuant to and as contemplated by the terms and provisions of this Guaranty.

          4.7.    Accuracy.    Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Lender or Agent by Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty.

          4.8.    No Defenses.    As of the date of this Guaranty, Guarantor's obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lender of any kind.

        5.    COVENANTS

          5.1.    No Defenses.    Guarantor agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or Lender of any kind which may arise in the future.

          5.2.    Determination of Compliance by Agent.    Agent shall determine, in its reasonable discretion, whether Guarantor has complied with each of the foregoing covenants in this Section 5.

          5.3.    Financial Information.    Guarantor hereby covenants and agrees to deliver to Agent all financial statements and other financial information required to be delivered by Borrowers under the Loan Agreement with respect to Guarantor.

        6.    EVENTS OF DEFAULT.    Upon the occurrence of any of the following events, Agent may, without notice to Borrowers or Guarantor, declare any or all of the Obligations, whether or not then due, immediately due and payable, and Agent shall be entitled to all available remedies under the Loan Documents, at law or in equity as a result thereof.

          6.1.    Default by Borrower.    Borrowers shall default in the payment or performance of any of the Obligations guaranteed hereby, after giving effect to any applicable notice and cure provisions set forth in the Loan Documents.

          6.2.    Failure to Perform.    Guarantor fails to perform any of its obligations under this Guaranty or any agreement under which security is given herefor or any other breach of this Guaranty occurs, or this Guaranty is revoked or terminated by Guarantor, or any representation or warranty made or given by Guarantor to Lender or Agent proves to be false or misleading in any material respect.

          6.3.    Insolvency Proceeding.    The making by Guarantor of any assignment for the benefit of creditors, or a trustee or receiver being appointed for Guarantor or for any property of Guarantor, or Guarantor becoming insolvent or the subject of any Insolvency Proceeding and, in the case of such a proceeding being commenced against Guarantor, such proceeding is not dismissed within thirty (30) days following the commencement date thereof.

          6.4.    Event of Default Under Other Loans.    The occurrence of a default which continues beyond any applicable notice and cure periods under any documents evidencing or securing or otherwise pertaining to any indebtedness of Guarantor for borrowed money.

          6.5.    Dissolution, Merger, Etc.    Guarantor dissolves or liquidates, or merges or consolidates with another entity, or sells, assigns, conveys, transfers or otherwise disposes of or leases all or substantially all of Guarantor's assets, or the business of Guarantor is suspended or terminated for any reason.

          6.6.    Event of Default under Loan Documents.    The occurrence of an "Event of Default" under any of the other Loan Documents.

        7.    MISCELLANEOUS

          7.1.    Reserved.

          7.2.    Revival and Reinstatement.    This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower or any Loan Party for liquidation or reorganization, should any Borrower or any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Borrower or Loan Party's assets. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made to Agent or Lender in the first place. 1n the event that any payment of any Obligation, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          7.3.    No Marshaling.    Neither Lender nor Agent has any obligation to marshal any assets in favor of Guarantor, or against or in payment of (a) any of the Obligations, or (b) any other obligation owed to Lender or Agent by Guarantor, Borrowers or any other Person.

          7.4.    No Modification, Waiver or Release Without Writing.    Except as may otherwise be expressly set forth herein, this Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, nor shall any waiver of any of the provisions of this Guaranty be binding upon Lender or Agent, except as expressly set forth in a writing duly executed by Agent. No waiver by Lender or Agent of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Lender or Agent permitted hereunder shall in any way affect or impair Lender's or Agent's rights or the obligations of Guarantor under this Guaranty.

          7.5.    Assignment; Successors and Assigns.    Guarantor may not assign Guarantor's obligations or liability under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. Lender or Agent may, without notice to anyone, sell or assign the Obligations, the Notes or other Loan Documents or any part thereof, or grant participations therein, and in any such event each and every assignee or holder of, or participant in, all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Agent shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lender and Agent.

          7.6.    Integration.    This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty, provided that this Guaranty shall not in any way limit or abrogate the obligations of Guarantor under the other Loan Documents, including, without limitation, the Environmental Indemnity of even date herewith.

          7.7.    Rights Cumulative.    All of Lender's rights under this Guaranty and the other Loan Documents are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or the other Loan Documents or any other right of Lender or Agent not set forth in this Guaranty or the other Loan Documents.

          7.8.    Severability.    Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          7.9.    Material Inducement; Consideration.    Guarantor acknowledges and agrees that Lender and Agent are specifically relying upon the representations, warranties, agreements and waivers contained herein and that such representations, warranties, agreements and waivers constitute a material inducement to Lender and Agent to accept this Guaranty and to enter into the Loan Agreement and the transaction contemplated therein. Guarantor further acknowledges that it expects to benefit from Lender's and Agent's extension of financing accommodations to Borrowers because of its relationship to Borrowers, and that it is executing this Guaranty in consideration of that anticipated benefit.

          7.10.    Indemnification.    Guarantor agrees to indemnify, pay and hold Lender and Agent and their respective officers, directors, employees, agents, and attorneys (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Guaranty, the Loan, the Loan Documents or the exercise of any right or remedy hereunder or under the other documents pertaining to the Obligations (the "Indemnified Liabilities"); provided that Guarantor shall have no obligation to an Indemnitee under this subsection with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Guarantor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          7.11.    Counterparts,    This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement.

          7.12.    Governing Law.    This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to conflicts of law provisions.

          7.13.    Assignment of Rights in Insolvency Proceedings.    In the event any Insolvency Proceeding is instituted by or against any Borrower, whether voluntary or involuntary, Agent shall have the right to: (a) file claims in any such proceeding on behalf of Guarantor; and (b) vote Guarantor's claims in any such proceeding.

          7.14.    Time of Essence.    Time is of the essence in this Guaranty.

          7.15.    Joint and Several Liability.    The Obligations of Guarantors hereunder shall be joint and several Obligations of each Guarantor, if more than one, and of each Guarantor's heirs, personal representatives, successors and assigns.

          7.16.    VENUE.    GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR, AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          7.17.    WAIVER OF JURY TRIAL.    GUARANTOR, AND BY THEIR ACCEPTANCE OF THIS GUARANTY, LENDER AND AGENT, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND BY THEIR ACCEPTANCE OF THIS GUARANTY, LENDER AND AGENT. LENDER, AGENT AND GUARANTOR ACKNOWLEDGE THAT NEITHER LENDER, AGENT NOR ANY PERSON ACTING ON BEHALF OF LENDER OR AGENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTY, AGENT AND LENDER ACKNOWLEDGE THAT TH1S WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR, AGENT AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR, AGENT AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

          7.18.    WAIVERS.    THE WAIVERS SET FORTH IN THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, SECTIONS 7.17 AND 7.18 ABOVE) ARE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER, AGENT NOR ANY PERSON ACTING ON BEHALF OF IT, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THESE WAIVERS OR IN ANY WAY TO MODIFY OR NULLIFY THEIR EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THESE WAIVERS BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL.

[Signatures appear on the following page.]

        The undersigned has duly executed this Guaranty. as of the date and year first above written.

GUARANTOR:
THE ENSIGN GROUP, INC., a Delaware
By:
Name: Christophor R. Christensen Its: President

        Agent hereby consents and agrees to the terms of this Guaranty.

AGENT:
GENERAL ELECTRIC CAPITAL CORPORATION a Delaware corporation
By:
Name: Its:

Signature Page to Third Amended and Restated Guaranty of Payment and Performance